Exhibit 24.1

POWER OF ATTORNEY
      Know all by these present, that the undersigned hereby constitutes and appoints each of Erik Kantz, Paul Trumble and April Richards, with full power of substitution, the undersigned?s true and lawful attorney-in-fact to:
1.	prepare and execute in the undersigned?s name and on
the undersigned?s behalf, and submit  to the U.S.
Securities and Exchange Commission (the ?SEC?) a Form
ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes and
passwords enabling the undersigned to make electronic
filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 or any
rule or regulation of the SEC;
2.	prepare, execute, acknowledge, deliver and file for and
on behalf of the undersigned with respect to ATI
Physical Therapy, Inc. (f/k/a Fortress Value
Acquisition Corp. II), a Delaware corporation (the
?Company?), Schedules 13D and 13G and Forms 3, 4, and 5
with the SEC, any national securities exchanges and
the Company, in accordance with Sections 13 and 16(a)
of the Securities Exchange Act of 1934 and the rules
thereunder;
3.	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Schedules 13D or 13G or
Forms 3, 4, or 5, prepare, execute, and acknowledge
any amendment or amendments thereto, and timely
deliver and file such form with the SEC and any stock
exchange or similar authority; and
4.	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.
      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned?s responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
      [Signature Page Follows]



      IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be     executed as of this 13th day of January,
2025.
Very truly yours,



/s/ Scott Rundell
Name:  Scott Rundell




[Signature Page to Power of Attorney]